UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 10, 2014

BRIGHTCOVE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35429	20-1579162
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Congress Street, Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 882-1880

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2014, Brightcove Inc. (the “Company”) appointed Kevin Rhodes as Chief Financial Officer of the Company, effective December 1, 2014. In connection with the appointment, the Company entered into an employment agreement with Mr. Rhodes dated as of November 3, 2014 (the “Employment Agreement”), which provides for the following, among other things: (i) base salary of $300,000; (ii) target annual incentive compensation of 55% of base salary; (iii) reimbursement of all reasonable expenses incurred by Mr. Rhodes in performing services for the Company; and (iv) severance and change in control benefits contingent upon Mr. Rhodes agreeing to a general release of claims in favor of the Company following termination of employment. Subject to the approval of the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), Mr. Rhodes will be granted an option to purchase 100,000 shares of the Company’s common stock and 65,000 restricted stock units (“RSUs”). In addition, provided that Mr. Rhodes remains employed by the Company on the first anniversary of his start date, and subject to the approval of the Compensation Committee, Mr. Rhodes will be granted an additional 35,000 RSUs. The option and RSUs will be subject to time-based vesting at the rate of 25% on each anniversary following the applicable grant date. Mr. Rhodes will also receive a signing bonus in the amount of $30,000 payable 90 days following his start date, provided he remains employed by the Company on such date.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Mr. Rhodes, 45, previously served as Executive Vice President and Chief Financial Officer of PlumChoice, Inc. since September 2009. From April 2001 to September 2009, he served as Chief Financial Officer of Edgewater Technology, Inc. Mr. Rhodes holds a B.S. in Accounting and Finance from Merrimack College and an M.B.A. from Babson College.

There are no family relationships between Mr. Rhodes and any director or executive officer of the Company, and Mr. Rhodes has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On November 10, 2014, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1         Employment Agreement by and between the Company and Kevin Rhodes, dated November 3, 2014.

99.1         Press Release issued by the registrant on November 10, 2014, furnished herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2014	Brightcove Inc.

	By:	/s/ David Mendels
David Mendels
Chief Executive Officer